Exhibit 99.1

SOMAXON AND CJ CHEILJEDANG

ANNOUNCE SILENOR® COLLABORATION IN SOUTH KOREA

SAN DIEGO, CA and SEOUL, SOUTH KOREA – April 26, 2012 – Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX) and CJ CheilJedang Corporation today announced that they have entered into an exclusive collaboration under which CJ CheilJedang will commercialize Silenor® (doxepin) for the treatment of insomnia in South Korea.

Under the terms of the agreements, Somaxon will receive an up-front payment of US$600,000. CJ CheilJedang will be responsible for regulatory submissions for Silenor and will have the exclusive right to commercialize Silenor in South Korea. Once Silenor is approved in South Korea, Somaxon will also be eligible to receive sales-based milestone payments as well as a royalty based on net sales of Silenor in South Korea. Somaxon will also supply CJ CheilJedang’s requirements for commercial quantities of Silenor in South Korea at a separate transfer price.

“This transaction helps us further our goal of maximizing the value of Silenor for our stockholders by selectively licensing rights to the product outside of the U.S.,” said Richard W. Pascoe, Somaxon’s President and Chief Executive Officer. “CJ CheilJedang is a leading pharmaceutical company in South Korea with an impressive track record of achieving regulatory approval and effectively commercializing branded pharmaceutical products.”

“We are pleased to partner with Somaxon to commercialize Silenor in South Korea,” said Seok-Hee Kang, Head of Pharmaceutical Business of CJ CheilJedang Corporation. “Silenor is an excellent fit with CJ CheilJedang’s commercial capabilities and portfolio, and we believe that there is a significant unmet need for Silenor.”

About Silenor®

Silenor is a low-dose (3 mg and 6 mg) oral tablet formulation of doxepin, and is the first and only non-scheduled prescription sleep medication approved to treat insomnia characterized by difficulties with sleep maintenance. Sleep maintenance is defined as waking frequently during the night and/or waking too early and being unable to return to sleep. For more information, please visit www.silenor.com.

Important Safety Information

A doctor should be consulted if insomnia worsens or is not better within 7 to 10 days. This may mean that there is another condition causing the sleep problem.

Patients should be sure that they are able to devote 7 to 8 hours to sleep before being active again. Silenor should be taken within 30 minutes of bedtime. Patients should not take Silenor with alcohol or with other medicines that can cause drowsiness. Silenor should not be taken with or within two weeks after taking a monoamine oxidase inhibitor (MAOI). Patients should not take Silenor if they have untreated narrow angle glaucoma, if they have severe urinary retention, if they have severe sleep apnea or if they are allergic to any of the ingredients in Silenor. Until patients know how they will react to Silenor, they should not drive or operate machinery at night after taking Silenor, and they should be careful in performing such activities during the day following taking Silenor. Before taking Silenor, patients should tell their doctors if they have a history of depression, mental illness or suicidal thoughts. Patients should call their doctors right away if after taking Silenor they walk, drive, eat or engage in other activities while asleep. Drowsiness was the most common adverse event observed in clinical trials.

For more information, please see the complete Prescribing Information, including the Medication Guide, at www.silenor.com or www.somaxon.com.

About Somaxon Pharmaceuticals, Inc.

Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates to treat important medical conditions where there is an unmet medical need and/or high-level of patient dissatisfaction, currently in the central nervous system therapeutic area. Somaxon’s product Silenor® (doxepin), available by prescription in the United States, is indicated for the treatment of insomnia characterized by difficulties with sleep maintenance.

For more information, please visit the company’s web site at www.somaxon.com.

About CJ CheilJedang Corporation

CJ CheilJedang belongs to the CJ group which is engaged in the food & food services, homeshopping & logistics, entertainment & media, bio & pharmaceutical industries in South Korea. The vision of CJ CheilJedang is to be a global food & bio company with capable people, innovation and speed. For this, CJ CheilJedang sets up the mission that to raise and secure best talented people, to take new dynamic force for growth with bio/food technology, to lead the market of health/convenience with deep understanding of customers and to make young corporate culture whose spirit is challengeable and innovative. For further information, please visit us at www.cj.co.kr.

Forward Looking Statements Related to Somaxon: Somaxon cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements regarding regulatory approval in countries outside the United States and the achievement of milestone payments are forward looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, the market potential for insomnia treatments, and Somaxon’s and CJ CheilJedang’s ability to compete within that market; Somaxon’s reliance on CJ CheilJedang, and its performance and adherence to the terms of its contract; the timing of receipt of regulatory approval in countries outside of the United States, if at all; the potential to enter into an agreement with any third party relating to over-the-counter rights for Silenor; Somaxon’s ability, together with any partner, to receive FDA approval for an over-the-counter version of Silenor; Somaxon’s ability, together with its strategic advisor Stifel Nicolaus Weisel, to successfully enter into one or more transactions to enhance stockholder value; Somaxon’s ability to raise sufficient capital to fund its operations, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations, including any patent infringement litigation; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents, including any developments relating to the submission of abbreviated new drug applications for generic versions of Silenor 3 mg and 6 mg and related patent litigation; the possible introduction of generic competition for Silenor; changes in healthcare reform measures and reimbursement policies; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully meet anticipated market demand; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could adversely impact commercial success, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

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FOR FURTHER INFORMATION PLEASE CONTACT:

Somaxon Pharmaceuticals, Inc.

Tran Nguyen

Chief Financial Officer

(858) 876-6500

Rob Whetstone

PondelWilkinson, Inc.

(310) 279-5963

Investors@somaxon.com

CJ CheilJedang Corporation

Seong-Jin Kim

Executive Vice President of Corporate Strategy & Business Development, Pharmaceutical BU

82(2) 6740 – 2180

Kwang-Hee Hong

Head of Licensing Team, Pharmaceutical BU

82(2) 6740-2181

khong@cj.net